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                                                                    Exhibit 10.1

                  The Thaxton Group, Inc. Employee Savings Plan

                           Effective February 11, 2003

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                                Table Of Contents

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                                                                            Page
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ARTICLE 1 Introduction ....................................................   1

ARTICLE 2 Definitions .....................................................   1

ARTICLE 3 Contributions ...................................................   2

ARTICLE 4 Beneficiaries ...................................................   3

ARTICLE 5 Benefits On Account Of Termination Of Employment Or Death .......   3

ARTICLE 6 Administration ..................................................   3

ARTICLE 7 Distributions ...................................................   5

ARTICLE 8 Miscellaneous ...................................................   6
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                                    ARTICLE 1
                                  Introduction

         WHEREAS, The Thaxton Group, Inc., a South Carolina corporation (the "Company"), wishes to establish, effective February 11, 2003, a voluntary employee savings plan as set forth herein (the "Plan") to provide employees of the Company and its subsidiaries with the opportunity to earn a higher rate of return than federally-insured bank savings accounts; and

         WHEREAS, the Company wishes to provide that the Plan shall be called The Thaxton Group, Inc. Employee Savings Plan; and

         WHEREAS, Participants may make after-tax contributions into an individual account that earns interest at a rate to be established by the Board of Directors or the Plan Administrator from time to time; and

         WHEREAS, the Company intends that any rights of Participants in the Plan and their beneficiaries be unsecured and unfunded for purposes of tax law.

         NOW THEREFORE, the Company does hereby establish the Plan as follows:

                                    ARTICLE 2
                                   Definitions

         "Beneficiary" means the person or persons designated by the Participant in the Enrollment Form who are to receive any distributions payable upon the death of the Participant.

         "Board of Directors" means the Board of Directors of The Thaxton Group, Inc. or any committee of said Board of Directors to which, and to the extent, said Board of Directors has delegated some or all of its power, authority, duties or responsibilities with respect to the Plan.

         "Contribution" means the amount a Participant contributes to his or her Participant's Account.

         "Contribution Form" means the form completed and signed by a Participant which specifies the amount of a Participant's subsequent contribution to the Participant's Account.

         "Effective Date" means February 11, 2003.

         "Enrollment Form" means the form completed and signed by a Participant prior to commencing his or her participation in the Plan, which specifies the amount of Participant's initial contribution and the Beneficiary.

         "Participant" means any person employed by the Company or any of its subsidiaries who has elected to participate in the Plan by completing, executing and returning an Enrollment Form. An employee who becomes a Participant shall remain a Participant until Termination of Employment, death or voluntary withdrawal of participation in the Plan.

         "Participant's Account" means the individual account maintained for a Participant by the Plan Administrator in accordance with the terms of the Plan. Accounts are a bookkeeping record of all amounts credited under the Plan for the benefit of Participants, and any interest credited to such accounts as provided in the Plan, for purposes of determining the aggregate amount of a Participant's contributions under the Plan.

         "Plan" means The Thaxton Group, Inc. Employee Savings Plan, as set forth herein and as amended from time to time.

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         "Plan  Administrator" means Allan F. Ross or his successor as Chief
Financial Officer of the Company.

         "Plan Year" means the fiscal year beginning on January 1 and ending on December 31.

         "Termination of Employment" means severance of the Participant's employment relationship with the Company or its subsidiaries for any reason. For purposes of this definition, the employment relationship is considered to continue during any period during which the individual is on an approved leave of absence, whether paid or unpaid.

                                    ARTICLE 3
                                  Contributions

         3.1 Contributions. The Company shall credit to the Participant's Account an amount equal to the amount designated in the Participant's Enrollment Form and subsequent Contribution Forms. Such amounts shall be made available to such Participant as provided in ARTICLE 7 hereof; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in Section 8.7 hereof.

         Each employee shall deliver an Enrollment Form to become a Participant and Participants shall deliver subsequent Contribution Forms to the Company before any Contributions will be credited to the Participant's Account.

         The Enrollment Form shall designate the amount of the Participant's initial contribution, the beneficiary or beneficiaries of the Participant and such other items as the Plan Administrator may prescribe. Such designations shall remain effective unless amended as provided below.

         A Participant shall not be obligated to make any Contributions to his or her Participant's Account. Participant's may make Contributions in any amount once per month.

         3.2 Credit of Contributions to Participant's Account. The amount of any Contribution shall be credited to the Participant's Account by the Company as soon as administratively reasonable following the date on which the Participant delivers a completed and signed Enrollment Form or subsequent Contribution Form, together with immediately available funds to the Company, or, in the case of interest, on the next business day. In the event a Participant makes a Contribution via check, the amount of the Contribution will be credited to the Participant's Account as soon as administratively reasonable following the date on which the funds represented by the check are credited to the account of the Company.

         3.3 Interest Credits to Participant's Account. The balance of a Participant's Account shall be credited with interest at an initial rate of 10% per annum. Interest shall be compounded daily and shall be credited to a Participant's Account on the next business day. The interest rate applicable to a Participant's Account may be changed by the Plan Administrator from time to time upon at least 15 days written notice. Written notice shall be deemed made when such notice is sent via first class mail or hand delivery to the Participant.

         3.4 Vesting of Participant's Accounts. The amount to the credit of a Participant's Account shall be fully vested in the Participant at all times.

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         3.5  Administrative Rules. The Plan Administrator has the power to establish rules and from time to time to modify or change such rules governing
(i) the manner, method and frequency by which a Participant's Contribution may be made to the Plan, (ii) the interest rate applicable to Contributions and accrued interest that remains in a Participant's Account or (iii) the minimum or maximum aggregate amount a Participant may contribute or the amount a Participant may contribute at any one time to the Plan.

                                    ARTICLE 4
                                  Beneficiaries

         Beneficiary Designation. The Participant's Enrollment Form shall designate the Beneficiary who is to receive a distribution of the amount of a Participant's Account in the event of such Participant's death. Any such designation, change or cancellation shall not be effective until received by the Plan Administrator. If the Participant has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if said designated Beneficiary shall predecease the Participant, then the Participant's estate shall be treated as the Beneficiary. A Participant may change his or her Beneficiary designation at any time by amending the Participant's Enrollment Form.

                                    ARTICLE 5
            Benefits on Account of Termination of Employment or Death

         5.1 Benefits Paid. A Participant (or such Participant's Beneficiary in the event of the Participant's death) shall automatically receive a distribution of the balance of such Participant's Account as soon as administratively reasonable following the Participant's Termination of Employment or death. Interest shall accrue through the date immediately preceding the date the funds are withdrawn from a Participant's Account due to Termination of Employment or death.

         5.2 Forms of Payment on Account of Termination of Employment or Death. Distributions following a Termination of Employment or death shall be made in a single, lump sum distribution by check made payable to the Participant or the Beneficiary, as appropriate.

                                    ARTICLE 6
                                 Administration

         6.1 Plan Administrator. The Company hereby delegates authority to administer the Plan to the Plan Administrator.

         6.2 Powers and Duties of the Plan Administrator. Except as otherwise provided in the Plan, the Plan Administrator shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to its functions hereunder, whether or not such rights or powers are specifically enumerated herein. The Plan Administrator shall be responsible for administering the Plan and in this connection shall have the following powers and duties:

              (a) to approve, consent to, or make determinations in respect to all matters requiring such Plan Administrator actions under the provisions of the Plan;

              (b) to construe or interpret the Plan (such construction or interpretation to be final and conclusive), decide all questions of eligibility and determine the amount, manner

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         and time of payment of any benefits thereunder and to adopt such uniform rules or regulations as it deems necessary, desirable or appropriate for these purposes;

              (c)  to fix and determine the amounts payable by the Company;

              (d) to exercise such authority and responsibility as it deems appropriate in order to comply with any governmental regulations on records or reports relating to the Plan;

              (e) to prescribe forms on which applications, notices and other communications filed with or delivered to the Plan Administrator shall be made or given and to require the use of such forms as a prerequisite to the effectiveness of any such applications, notices and other communications;

              (f) to prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

              (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel;

              (h) to receive from the Company, Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

              (i) to furnish the Company upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate; and

              (j) to take such other action as it in its discretion determines may be needed to carry out the orderly administration of the Plan.

         In exercising its responsibilities hereunder, the Plan Administrator may manage and administer the Plan through the use of agents who may include employees of the Company.

         6.3 Indemnification of the Plan Administrator. To the full extent it shall have the power under applicable law to do so, the Company shall indemnify the Plan Administrator, as well as any other designees or agents that are employees of the Company, against any liability imposed and expenses or losses actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of their service under the Plan.

         6.4 Consultation with Advisors; Expenses. The Plan Administrator may employ or consult with counsel or other advisors in connection with the performance of its duties under the Plan, and the expenses of such advisors shall be paid by the Company.

         6.5 Plan Administrator Members as Participants. Any member of the Board of Directors or Plan Administrator may also be a Participant in the Plan, but no such member shall have the power to take part in any discretionary decision or action affecting such member's own interest as a Participant under the Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

         [6.6 Claims Procedure.

              (a) Any person who believes that he is entitled to receive a payment or other distribution under the Plan, including one greater than that initially determined by the Plan Administrator, may file a claim in writing with the Plan Administrator.

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              (b)  The Plan Administrator shall within 90 days of the receipt of a claim render its decision on the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

                   (i)   the specific reason or reasons for the denial;

                   (ii) specific references to pertinent Plan provisions on which the denial is based;

                   (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                   (iv)  an explanation of the Plan's claim review procedure.

              (c) A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

                   (i) submit a written request for review of the denied claim to the Plan Administrator;

                   (ii)  review pertinent documents; and

                   (iii) submit issues and comments in writing.

              (d) The Plan Administrator shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision of the Plan Administrator shall be final and binding upon the Participant and Beneficiary.

              (e) The 90-day and 60-day periods described in subsections (b) and (c), respectively, may be extended at the discretion of the Plan Administrator for a second 90-day or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.]

                                    ARTICLE 7
                                  Distributions

         7.1 Distribution Election. A Participant may withdraw all or part of the balance of the Participant's Account at any time upon completion and delivery of a withdrawal form to the Plan Administrator. Interest shall accrue through the date immediately preceding the date that the funds are withdrawn from a Participant's Account.

         7.2 Form of Distribution. Distributions shall be payable in a lump sum payment via check.

         7.3 Commencement of Payment. Payments to a Participant shall commence as soon as administratively reasonable after completion and delivery of a withdrawal form to the Company.

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                                    ARTICLE 8
                                  Miscellaneous

         8.1 Amendment of Plan. The Company reserves the right to amend any provisions of the Plan at any time upon an action by the Board of Directors to the extent that it may deem advisable without the consent of the Participant or any Beneficiary; provided, however, that no such amendment shall impair the rights of any Participant or Beneficiary with respect to either any Contributions made before such amendment or any interest on Contributions accrued before such amendment.

         8.2 Termination of Plan. The Company reserves the right to terminate the Plan at any time upon an action by the Board of Directors. Upon termination of the Plan, all further Contributions shall terminate immediately. Distribution of any benefits to a Participant shall generally commence only upon the occurrence of an event for which a distribution is required by the Plan and such Participant's Enrollment Form; provided, however, that the Plan Administrator shall retain the sole discretion to make payment to a Participant in the form of a single, lump sum distribution at any time following the termination of the Plan.

         8.3 Plan Rules. The Plan Administrator may at any time make rules as it determines necessary regarding the administration of the Plan which are not inconsistent with the Plan.

         8.4 No Assignment of Benefits. No benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge, encumbrance, attachment or garnishment. The provisions of the Plan shall be binding upon and inure to the benefit of the Company and Participants and their respective successors, heirs, personal representatives, executors, administrators, and legatees. The Company's obligations under this Plan are not assignable or transferable except to (a) a Company which acquires all or substantially all of the Company's assets or (b) any Company into which the Company may be merged or consolidated.

         8.5 No Employment Rights. The terms and conditions of the Plan shall not be deemed to confer upon a Participant any right to continue in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any of its subsidiaries to discipline or discharge the Participant at any time. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement or expressly provided by law.

         8.6 Withholding. The Plan Administrator shall not be obligated to withhold any amount on behalf of a Participant for the payment of taxes on interest accrued on a Participant's Contributions. Each Participant and Beneficiary shall be responsible for the payment of all individual tax liabilities relating to any accrued interest.

         8.7 Unfunded Nature of Plan. The Plan is intended to constitute an "unfunded" plan for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

         8.8 Savings Clause. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable

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provision and shall be applied as though the unenforceable provision were not contained in the Plan.

         8.9 Arbitration. Any controversy or claim arising out of or relating to the interpretation or application of the Plan or any breach thereof, shall be settled exclusively by arbitration, conducted before an arbitrator in accordance with the rules of the American Arbitration Association then in effect, provided that such individual must first exhaust his administrative remedies under
Section 6.6. Any such arbitration shall be held in Charlotte, North Carolina. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         8.10 Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

         8.11 Rules of Gender and Number. All pronouns and adjectives shall be deemed to refer to the masculine, feminine, or neuter gender, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         8.12 Governing Law. This Plan shall be construed under the laws of the State of South Carolina.

         8.13 Subordination. To the extent required by a lender, the right of a Participant to withdraw Contributions and accrued interest shall be subordinated in right of payment to amounts owed by the Company to such lender. In addition, the right to withdraw Contributions and interest shall be subordinated in right of payment to amounts owned by the Company pursuant to purchase money financing arrangements.

         IN WITNESS WHEREOF, the Plan is hereby adopted by a duly authorized officer of the Company on this 11th day of February, 2003.

                                                The Thaxton Group, Inc.

                                                By:      /s/ Allan F. Ross

                                                Title:   Chief Financial Officer

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